ESCROW AGREEMENT



       ESCROW AGREEMENT (this "Agreement"), dated March 1, 1996, by and among THV Acquisition Corp. ("Seller"), a Delaware corporation and a wholly-owned subsidiary of Transtech Industries, Inc. ("Transtech"), ValveCo Inc., a Delaware corporation ("Buyer"), and United States Trust Company of New York, as Escrow Agent (the "Escrow Agent").
       Buyer and Seller have entered into an Amended and Restated Stock Purchase Agreement (the "Purchase Agreement"), dated as of January 15, 1996, pursuant to which Buyer is purchasing from Seller 882 of the issued and outstanding shares of capital stock of Hunt Valve Company, Inc., a Delaware corporation (the "Company").

       Pursuant to the Purchase Agreement, the Seller has agreed to indemnify the Buyer with respect to certain claims and liabilities, including, without limitation, any Taxes that the Company may pay, after the Closing Date, resulting from any liability for Taxes of the Transtech Group under Section 1.1502-6 of the Treasury Regulations (as such terms are defined in the Purchase Agreement).
      The Purchase Agreement provides that, at the Closing, $750,000 representing a portion of the Purchase Price shall be paid to and held by the Escrow Agent subject to the terms and conditions of this Agreement.

       NOW, THEREFORE, the parties agree as follows:

       1. Definitions. Unless otherwise defined herein, all capitalized terms shall be used with the meaning or meanings ascribed to them in the Purchase Agreement.

       2. Establishment of Escrow Fund. The Buyer hereby deposits with the Escrow Agent $750,000 (the "Funds"), representing a portion of the Purchase Price; the Funds, together with any interest accrued thereon, shall be hereinafter referred to as the "Escrow Fund." The Escrow Fund shall be held as security for all of the Seller's obligations to indemnify the Buyer under Section
6.2 of the Purchase Agreement, including, without limitation, the Seller's indemnification obligations under Section 6.2(b) of the Purchase Agreement with respect to any Taxes that the Company may pay after the Closing Date that result from any liability for Taxes of the Transtech Group under Section 1.1502-6 of the Treasury Regulations. The Escrow Agent will hold, invest and dispose of the Escrow Fund in accordance with the terms and conditions hereof.

       3.   Procedure as to Distributions.

              (i) The Buyer may notify the Escrow Agent in writing, with a copy to the Seller, at any time and from time to time before the termination of this Escrow Agreement in accordance with Section 4, of any and all claims ("Buyer Claims") which, in the opinion of the Buyer, entitle the Buyer under the Purchase Agreement to the payment of any portion of the Escrow Fund. The Buyer shall notify the Escrow Agent of a Buyer Claim if the provisions of Section 6.5(c) of the Purchase Agreement apply. When the Escrow Agent receives notice of a Buyer Claim, it shall promptly notify the Seller.

             (ii) If the Escrow Agent is given any notice of a Buyer Claim, it shall, to the extent there are sufficient funds in the Escrow Fund, disburse the amount requested (not in the aggregate in excess of the Escrow Fund) to the Buyer on the date which is twenty days after Seller receives notice of a Buyer Claim from the Escrow Agent, unless prior to the date for disbursement the Escrow Agent has received written notice from the Seller, with a copy to the Buyer, that the Buyer is not entitled to the disbursement and that the Escrow Agent is not to make the disbursement, in which event the Escrow Agent shall be entitled with respect to that portion of the Escrow Fund represented by the Buyer Claim to take any action authorized by Sections 6.4 and 6.6.

            (iii) The Seller may notify the Escrow Agent in writing, with a copy to the Buyer, of any offer (a "Settlement Offer") by the Internal Revenue Service for the satisfaction, by Transtech or the Seller, for all Consolidated Years (defined in Section 4) of all outstanding assessments and other claims for federal income taxes ("Claims") for which the Company would be severally liable. The Seller shall certify to the Escrow Agent and the Buyer in such notice the amount being sought by the Internal Revenue Service for the full satisfaction of all Claims for all Consolidated Years. When the Escrow Agent receives notice of a Settlement Offer, it shall promptly notify the Buyer.

            (iv) If the Escrow Agent is given any notice of a Settlement Offer, it shall, to the extent there are sufficient funds in the Escrow Fund to satisfy in full all Claims for all Consolidated Years, disburse the amount required (not in the aggregate in excess of the amount remaining in the Escrow Fund) to the Internal Revenue Service on the date which is twenty days after the Buyer receives notice of the Settlement Offer from the Escrow Agent, unless prior to the date for disbursement the Escrow Agent has received written notice from the Buyer, with a copy to the Seller, that the Seller is not entitled to have such funds disbursed and that the Escrow Agent is not to make the disbursement, in which case the Escrow Agent shall be entitled with respect to that portion of the Escrow Fund represented by the Settlement Offer to take any action authorized by Sections 6.4 and 6.6.

            (v) The Escrow Agent shall, to the extent there are sufficient funds in the Escrow Fund, disburse the amount in the Escrow Fund (or portions thereof) from time to time within ten days of receiving a joint written notice from the Seller and the Buyer requesting such disbursement.

       4. Termination of this Escrow Agreement. This Agreement shall terminate upon the earlier to occur of (i) the later to occur of (x) the expiration of the statute of limitations for the assessment of federal income taxes of the affiliated group of corporations for which Transtech filed a consolidated federal income tax return (the "Transtech Group") for all taxable years of the Transtech Group with respect to which the Company, Hunt Valve Company, Inc., an Ohio corporation which merged with and into the Company in December 1995, or both of them were members of the Transtech Group (the "Consolidated Years") and (y) the satisfaction by Transtech or the Seller of all outstanding assessments or other claims for income taxes of the Transtech Group by the Internal Revenue Service for all Consolidated Years and (ii) the distribution and transfer of the Escrow Fund as provided above, unless sooner terminated by a written agreement of all the parties; provided, however, that the events set forth in clauses (i) and
(ii) of this Section 4 shall not result in the termination of this Agreement with respect to any Buyer Claims that had previously been asserted by the Buyer with respect to any provision under the Purchase Agreement other than
Section 6.2(b) thereof.

       5. Investment of the Escrow Fund. All cash held in the Escrow Fund shall be invested by the Escrow Agent in United States government issued securities, shares in the Government Money Fund issued by Excelsior Funds, Inc. and in such other investments as Seller may instruct the Escrow Agent in writing.

       6.   Escrow Agent.
            6.1 Duties. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and shall be limited to the performance of such duties and obligations as are specifically set forth in this Agreement.

            6.2 Reliance. In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature reasonably believed by it to be genuine and signed by Buyer or Seller, as the case may be. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

            6.3 Liability. The Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder in good faith, except in the case of its bad faith, gross negligence or willful misconduct.

            6.4 Resignation and Removal. The Escrow Agent or any successor as escrow agent hereafter appointed may at any time resign and be discharged of the duties imposed hereunder by giving notice to Buyer and Seller, such resignation to take effect upon the earlier of (i) the appointment of a successor escrow agent by Buyer and Seller or (ii) 90 days after the giving of such notice (provided that prior to the expiration of such 90 day period the Escrow Agent (or any successor) shall have deposited the Escrow Fund with a court of competent jurisdiction to determine the relative rights of Buyer and Seller to the Escrow Fund). Buyer and Seller, acting jointly, may at any time substitute a new Escrow Agent by giving ten days' notice thereof to the current Escrow Agent then acting and paying all fees and expenses of the current Escrow Agent.

            6.5 Compensation. The Escrow Agent shall be entitled to receive reasonable compensation, as agreed upon between the Escrow Agent, Buyer and Seller, for the Escrow Agent's services hereunder, and to be reimbursed for its reasonable out-of-pocket expenses, including reasonable counsel fees, disbursements and other charges, incurred in the performance of its duties and the enforcement of its rights hereunder. Such compensation and expenses shall not be paid out of the Escrow Fund but shall be borne by the Buyer and Seller equally and shall be paid by them promptly following receipt of the Escrow Agent's invoices therefor.

            6.6 Limited Actions. The Escrow Agent shall not take any action by reason of any instructions given by the Buyer or Seller (together, the "Parties") or by any other person, firm or corporation, except only (i) such instructions as are herein specifically provided for, (ii) such instructions as are signed by both Parties, and (iii) such instructions as are pursuant to orders or process of any court entered or issued with competent jurisdiction. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, (a) it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Parties or by an order of a court of competent jurisdiction, and (b) it shall have the right (but not the obligation) to file a suit in interpleader (with its expenses covered pursuant to Section 6.5) and obtain an order from a court of appropriate jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights among themselves and upon the conclusion thereof to instruct the Escrow Agent as to how to proceed.

            6.7 Indemnification. The Parties hereby jointly and severally agree to hold harmless and indemnify the Escrow Agent against any loss or claim, including reasonable counsel fees, disbursements and other charges, arising out of or in connection with the performance of the Escrow Agent's obligations hereunder, including the costs and expenses incurred in connection with the collection of its fees and expenses and including the costs and expenses of defending itself against any claim or liability arising out of or in connection with the performance of its duties hereunder, except for any loss or claim resulting from its bad faith, gross negligence or willful misconduct. Any claim by the Escrow Agent for indemnification or reimbursement hereunder shall be evidenced by a notice to the Parties describing the nature of the claim sought. The foregoing indemnities in this paragraph shall survive the resignation of the Escrow Agent or the termination of this Agreement.

       7.   Miscellaneous.

            7.1 Notices. All notices, notifications, demands or other communications required or permitted by this Agreement shall be in writing and shall be deemed given then delivered personally, by facsimile transmission or overnight express delivery, or three business days after being sent by registered or certified mail, postage prepaid (but notice shall be given in the same manner to every party entitled to such notice hereunder):

       (a)  If to Buyer, addressed to:

            ValveCo Inc.
            c/o Three Cities Research, Inc.
            24th Floor
            135 East 57th Street
            New York, New York  10022
            Facsimile:  (212) 980-1142
            Attention:  H. Whitney Wagner

            with a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York 10019-6064
            Facsimile:  (212) 757-3990
            Attention:  Robert M. Hirsh, Esq.


       (b)  If to Seller, addressed to:

            THV Acquisition Corp.
            200 Centennial Avenue - Suite 202
            Piscataway, New Jersey  08854
            Facsimile:  (908) 981-1856
            Attention:  Arthur C. Holdsworth, III


            with a copy to:

            Baer Marks & Upham
            805 Third Avenue
            New York, New York 10022
            Facsimile:  (212) 702-5941
            Attention:  Joel M. Handel, Esq.

       (c)  If to the Escrow Agent, addressed to:

            United States Trust Company of New York
            114 West 47th Street
            15th Floor
            New York, New York  10036
            Facsimile:  (212)  852-1625
            Attention:  Patricia Stermer



or to any other address or addresses which shall hereafter have been designated from time to time by the respective parties by notice to the others for such purpose. A copy of any notice, notification, demand or other communication given by any party to any other party hereto, with reference to this Agreement, shall be given at the same time to the other parties to this Agreement.
            7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns.
            7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.
            7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.
            7.5 Headings. The section headings in this Agreement are for convenience only and do not constitute part of this Agreement.
            7.6 Amendment. This Agreement can be amended only by a writing signed by Buyer, Seller, and the Escrow Agent.

            7.7 Assignability. This Agreement is not assignable except by operation of law, provided that Seller may freely assign its rights (but not its obligations) hereunder.
            7.8 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by (i) the party granting such waiver and (ii) the Escrow Agent, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
            7.9 Dispute Resolution. Either Buyer or Seller may elect to resolve any disputes relating to the distribution of funds held in the Escrow Fund through the appointment of KPMG Peat Marwick LLP or another so-called "Big Six" accounting firm acceptable to both Buyer and Seller (the "Independent Accountant") for such purpose. Such election shall be binding on the other parties hereto. Upon retaining such Independent Accountant, Seller and Buyer (i) shall each submit to the Independent Accountant in writing, no later than ten days after the Independent
Accountant is retained, their respective positions with respect to the disputed matter or matters, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) shall direct the Independent Accountant to render its decision as to the dispute within 30 days after receiving the positions of both Seller and Buyer and all supplementary supporting documentation requested by the Independent Accountant. The decision of the Independent Accountant shall be final and binding on, and nonappealable by, Seller and Buyer. The fees of the Independent Accountant shall be borne equally by Buyer and Seller.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                           VALVECO INC.


                           By s/s Willem F.P. de Vogel
                             Name: Willem F. P. de Vogel
                             Title: Vice President


                           THV ACQUISITION CORP.


                           By/s/ Robert V. Silva
                             Name:Robert V. Silva
                             Title:President & CEO




UNITED STATES TRUST COMPANY
  OF NEW YORK,
  As Escrow Agent


By /s/ Patricia Stermer
  Name: Patricia Stermer
  Title: Assistant Vice President